EXHIBIT 99.1

         Actuate Announces Preliminary Third Quarter Results

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Oct. 5, 2004--Actuate(R) Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting Applications, today announced preliminary financial results for its third fiscal quarter ended September 30, 2004.
    Actuate expects to report revenues in the range of $23.0 million to $24.0 million, as compared with the First Call mean estimate of $27.6 million. Diluted loss per share under Generally Accepted Accounting Principles (GAAP) is expected to be in the range of $0.03 to $0.04. Non-GAAP diluted loss per share, which excludes the amortization of deferred compensation and amortization of intangibles and purchased technology, is expected to be in the range of $0.01 to $0.02.
    Actuate will discuss its preliminary third quarter financial results on a conference call to be held today, October 5, 2004 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To access the call, please dial 800-346-7359 (United States) or 973-528-0008 (international) and ask for the "Actuate Corporation Conference Call." A telephone replay of the call will be available 15 minutes following the conclusion of the live call and will be available for 7 days thereafter by dialing 800-332-6854 (United States) or 973-528-0005 (international) using access code 9968.
    The conference call will be simultaneously broadcast live on the Internet in the investor relations section of the Actuate website at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome. An archived replay of the broadcast will be available on the site two hours after the conclusion of the live event and will remain posted for 7days thereafter.
    Actuate expects to announce its final third quarter 2004 results in a press release and conference call on Thursday, October 28, 2004. Access information for that call will be provided shortly in a separate press release.
    Third quarter results are still preliminary, pending the completion of Actuate's customary quarterly financial review process.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and purchased technology arising from acquisitions. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has 2,900 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the completion of the third quarter 2004 financial review process, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004 and Quarterly Report on Form 10-Q filed on August 9, 2004.
    Copyright(C) 2004 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.

    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com